Exhibit 10.1

AMENDMENT NUMBER FOUR TO THE

AMENDED AND RESTATED 2007 DIRECTOR PLAN OF

EXCO RESOURCES, INC.

This AMENDMENT NUMBER FOUR TO THE AMENDED AND RESTATED 2007 DIRECTOR PLAN OF EXCO RESOURCES, INC. (this “Amendment”), effective as of November 28, 2017 (the “Effective Date”), is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. (the “Plan”).

RECITALS

WHEREAS, Section 9(b) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time by a resolution adopted by two-thirds of the Board;

WHEREAS, the Board desires to amend the Plan to replace the automatic annual grant to each nonemployee director of the number of shares of restricted common stock of the Company having an aggregate total value equal to $140,000 on the date of grant, with an annual lump-sum cash payment of $140,000, payable on the second trading day following the date of the press release containing the Company’s third quarter earnings for a given fiscal year; provided, however, that the annual lump-sum cash payment occurring in calendar year 2017 shall be made on December 1, 2017; and

WHEREAS, this Amendment was approved by resolution of the full Board, effective as of the Effective Date.

NOW, THEREFORE, in accordance with Section 9(b) of the Plan and effective as of the Effective Date, the Company hereby amends the Plan as follows:

1. Section 5 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5:

5. Additional Compensation. On the second trading day following the date of the press release containing the Company’s third quarter earnings for a fiscal year, the Company shall pay each Nonemployee Director a lump-sum cash payment of $140,000; provided, however, that the annual lump-sum cash payment occurring in calendar year 2017 shall be made on December 1, 2017. Such lump-sum cash payment shall be in addition to the Director Fees and any other benefits with respect to the Director’s position with the Company or its Subsidiaries.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

EXCO RESOURCES, INC.

By:	/s/ Heather L. Lamparter
Name:	Heather Lamparter
Title:	VP, General Counsel & Secretary